UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2009

PetroAlgae Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0301060
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1901 S. Harbor City Blvd., Suite 300 Melbourne, FL	32901
(Address of principal executive offices)	(Zip Code)

321-409-7500

(Our telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 14, 2009, PetroAlgae Inc. (“PetroAlgae” or the “Company” ) entered into agreements with Valens U.S. SPV I, LLC (“Valens U.S.”) and Valens Offshore SPV I, Ltd. (“Valens Offshore”) pursuant to which the Company (i) agreed to sell to Valens U.S. 68,625 shares of the Company’s common stock (“Common Stock”) at a price of $8.00 per share and a warrant to purchase 68,625 shares of Common Stock at an exercise price of $15.00 per share, for an aggregate purchase price of $549,000.00, and (ii) agreed to sell to Valens Offshore 56,375 shares of Common Stock at a price of $8.00 per share and a warrant to purchase 56,375 shares of Common Stock at an exercise price of $15.00 per share, for an aggregate purchase price of $451,000.00.

The $1,000,000.00 of total proceeds from this private placement will be used to fund the working capital needs of PA LLC, an entity in which PetroAlgae holds an approximate 81.3% membership interest on a fully-diluted basis.

6-Month Price Protection Rights on the Common Stock Sold

Under the terms of each purchase agreement for the Common Stock, if the Company issues within the next 6 months Common Stock, options to purchase or rights to subscribe for shares of Common Stock, securities by their terms convertible into, exercisable or exchangeable for shares of Common Stock, or options to purchase or rights to subscribe for such convertible, exercisable or exchangeable securities without consideration or for consideration per share less than $8.00 (as may be subsequently adjusted), then the Company shall issue to Valens U.S. and Valens Offshore for no additional consideration such additional shares of Common Stock which when aggregated to the shares purchased pursuant to the purchase agreements would result in an effective price per share equal to that of the new issuance. Securities issued under the Company’s 2009 Equity Compensation Plan or any shares of Common Stock issued to a strategic partner or licensee in connection with a joint venture, strategic alliance, licensing agreement, or other similar form of agreement are excluded from this price protection provision.

6-Month Price Protection Rights on the Warrants Sold

Under the terms of each warrant issued to Valens U.S. and Valens Offshore, for the next 6 months, any shares of Common Stock issued pursuant to the exercise of the warrant shall be entitled to the same price protection as described in the paragraph above.

Furthermore, if the Company issues within the next 6 months options to purchase or rights to subscribe for shares of Common Stock, securities by their terms convertible into, exercisable or exchangeable for shares of Common Stock, or options to purchase or rights to subscribe for such convertible, exercisable or exchangeable securities without consideration or for consideration per share less than $15.00 per share (as may be subsequently adjusted), then the exercise price under each warrant shall be lowered to a price equal to the price per share for which such shares of Common Stock may be issued. Securities issued under the Company’s 2009 Equity Compensation Plan or any shares of Common Stock issued to a strategic partner or licensed in connection with a join venture, strategic alliance, licensing agreement, or other form of agreement are excluded from this price protection provision.

Relationship between PetroAlgae, Valens U.S. and Valens Offshore

As of September 14, 2009, PetroTech Holdings Corp., PetroAlgae’s principal shareholder, is the record owner of 100,000,000 shares of Common Stock, Valens Offshore is the record owner of 2,648,873 shares of Common Stock and Valens U.S. is the record owner of 838,230 shares of Common Stock. PetroTech Holdings Corp. is owned by a number of related funds, which include Valens U.S. and Valens Offshore.

The securities of the Company held by PetroTech Holdings Corp., Valens Offshore and Valens U.S. represent, as of September 14, 2009, in the aggregate approximately 97.8% of the total voting power of the Company on a fully-diluted basis.

ITEM 8.01	OTHER EVENTS

It is the Company’s current intent to list its common stock for trading on the NASDAQ Capital Market as soon as it becomes eligible to do so. There can be no assurance, however, that known and currently unknown factors will not impact the Company’s intention to list on the NASDAQ Capital Market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROALGAE INC.

Date: September 18, 2009	By:	/s/ David Szostak
	Name:	David Szostak
	Title:	President